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                         SHURGARD STORAGE CENTERS, INC.
                 EXHIBIT (21.1) - SUBSIDIARIES OF THE REGISTRANT

         (i)      SSC Property Holdings, Inc.;
         (ii)     SSC Acquisitions, Inc.;
         (iii)    SSC Benelux, Inc.; and
         (iv)     SSC Evergreen, Inc.